As filed with the Securities and Exchange Commission on October 1, 2004
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                      ____________________________________
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________
                                  UNICORP, INC.
             (Exact name of Registrant as specified in its charter)

              NEVADA                                   75-1764386
     (State or other jurisdiction                   (I.R.S. Employer
         of incorporation or                      Identification Number)
           organization)

       3122 WHITE OAK DRIVE                          KEVAN CASEY, CEO
       HOUSTON, TEXAS 77007                        3122 WHITE OAK DRIVE
         (713) 869-6286                            HOUSTON, TEXAS 77007
 (Address, including zip code, and                    (713) 869-6286
    telephone number, including            (Name, address, including zip code,
    area code, of registrant's              and telephone  number, including
    principal executive offices)            area code, of agent for service)


                      UNICORP, INC. 2004 STOCK OPTION PLAN
                            (Full Title of the Plans)
                                _________________
                                    copy to:
                            Thomas C. Pritchard, Esq.
                             Brewer & Pritchard, PC
                           Three Riverway, Suite 1800
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-5302
                                _________________

                               CALCULATION OF REGISTRATION FEE
============================================================================================
                                              PROPOSED           PROPOSED
TITLE OF                                      MAXIMUM            MAXIMUM          AMOUNT OF
SECURITIES TO BE           AMOUNT BEING    OFFERING PRICE       AGGREGATE       REGISTRATION
REGISTERED                REGISTERED(1)     PER SHARE(2)    OFFERING PRICE(2)        FEE
============================================================================================
Common Stock, par value
0.001 per share . . . .       6,000,000  $           0.45  $        2,700,000  $      342.09
============================================================================================
TOTAL                                                                          $      342.09
============================================================================================
                                  ____________

(1)  Pursuant  to  Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2)  Estimated  solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the bid and asked price of the Common Stock as reported on the Pink Sheets on September 29, 2004.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Unicorp, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

     1. The Company's annual report for the fiscal year ended December 31, 2003 as set forth in its Form 10-KSB/A (First Amendment);

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the document referred to in (1) above, including the Company's Forms 10-QSB for the fiscal quarters ended March 31, 2004 and June 30, 2004, and

     3. The description of the Company's common stock contained in the Company's Form 10-QSB for the quarterly period ended June 30, 2004 filed on August 5, 2004.

     All  documents  subsequently  filed  by the Registrant pursuant to Sections
13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.7502 of the Nevada Revised Statutes contains provisions for indemnification of the officers and directors of the Company. Nevada law provides for indemnification (which may eliminate any personal liability of a director to the Company or its shareholders for monetary damages for gross negligence or lack of care in carrying out the director's fiduciary duties) if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. A director or officer may be indemnified as to any matter in which he successfully defends himself.

     The officers and directors of the Company are accountable to the shareholders of the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs.

     A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

     At present, there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.                 IDENTIFICATION OF EXHIBIT
-----------------------------------------------------

3.1 Articles of Incorporation of Texoil, Inc. filed on May 8, 1981with the Secretary of State of Nevada, described in the Registration Statement on Form S-2 of the Registrant effective October 13, 1981, Commission File No. 2-73389.
3.2 Certificate of Amendment to Articles of Incorporation of Texoil, Inc. filed on October 10, 1989 with the Secretary of State of Nevada, described in Form 10-KSB for the year ended December 31, 1997, filed March 6, 1998, Commission File No. 2- 73389.
3.3 Bylaws, as Amended January 20, 1998, described in Form 10-KSB for the year ended December 31, 1997, filed March 6, 1998, Commission File No. 2-73389.
5.0       Opinion  of  Brewer  &  Pritchard,  P.C.
10.1 Agreement and Plan of Reorganization dated December 15, 1997 by and between UNICORP, Inc., The Laissez-Faire Group, Inc., and L. Mychal Jefferson II with respect to the exchange of all of the shares owned by L. Mychal Jefferson II in The Laissez-Faire Group, Inc. for an amount of shares of UNICORP, Inc. equal to 94 percent of the issued and outstanding shares of its capital stock, described in Exhibit "1" to Form 8-K for the Registrant dated February 13, 1998 and filed
          February  18,  1998.
10.2 Agreement of Purchase and Sale of Assets effective as of January 1, 1998 by and between UNICORP, Inc. and Equitable Assets Incorporated with respect to purchase of 58,285.71 tons of Zeolite, described in Exhibit "1" to Form 8-K for the Registrant dated March 1, 1998 and filed April 9, 1998.
10.3 Option to Acquire the Outstanding Stock of Whitsitt Oil Company, Inc. effective as of January 1, 1998 by and between UNICORP, Inc. and AZ Capital, Inc., described in Exhibit "2" to Form 8-K for the Registrant dated March 1, 1998 and filed April 9, 1998.
10.4 Agreement and Plan of Reorganization dated March 1, 1999 by and between UNICORP, Inc., The Auto Axzpt.com Group, Inc. , and R. Noel Rodriguez with respect to the exchange of all of `the shares owned by the shareholders in The Auto Axzpt.com, Inc. for shares of UNICORP, Inc., described in Exhibit 2 to Form 8-K for the Registrant dated
          March  1,  1999  and  filed  April  7,  1999.
10.5 Agreement dated as of March 23, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Opportunity Acquisition Company described in Exhibit 10.6 to Registrant's Form 10-QSB for the period ending March 31, 2001and filed April 16, 2002.
10.6 July 31, 2001 First Amendment of Agreement dated March 23, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Houston American Energy Corp. described in

          Exhibit 10.7 to Registrant's Form 10-QSB for the period ending September 30, 2001 and filed April 16, 2002.
10.7 Exchange Agreement dated July 29, 2004, between Registrant and Affiliated Holdings, Inc. (incorporated by reference to Exhibit 10.7 to Registrants Form 10-QSB for the period ended June 30, 2004).
10.8 Unicorp, Inc. 2004 Stock Option Plan (incorporated by reference to Exhibit A to Registrant's definitive information statement filed on September 1, 2004). *
21.1      Subsidiaries  of  the  Registrant.
23.1      Consent of Brewer & Pritchard, P.C. (included in Exhibit 5).
23.2      Consent of Thomas Leger & Co., L.L.P., independent public accountants
23.3      Consent of Malone & Bailey, PLLC, independent public accountants
23.4      Consent of Malone & Bailey, PLLC, independent public accountants

*         Indicates management contract or compensatory plan or arrangement.

          (a)  Reports on Form 8-K.

               None

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of October 2004.

                                   UNICORP, INC.



                                   By:  /s/  Kevan Casey
                                       -----------------------------------------
                                       Kevan Casey, Chief Executive Officer

                          ____________________________

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                               Title                         Date
---------                               -----                         ----


/s/ Kevan Casey           CEO and Director                      October 1, 2004
------------------------
Kevan Casey


/s/ Carl A. Chase         Secretary, Treasurer and Director     October 1, 2004
------------------------
Carl A. Chase

                                  Exhibit Index


EXHIBIT NO.           IDENTIFICATION OF EXHIBIT
-----------------------------------------------

3.4 Articles of Incorporation of Texoil, Inc. filed on May 8, 1981with the Secretary of State of Nevada, described in the Registration Statement on Form S-2 of the Registrant effective October 13, 1981, Commission File No. 2-73389.
3.5 Certificate of Amendment to Articles of Incorporation of Texoil, Inc. filed on October 10, 1989 with the Secretary of State of Nevada, described in Form 10-KSB for the year ended December 31, 1997, filed March 6, 1998, Commission File No. 2- 73389.
3.6 Bylaws, as Amended January 20, 1998, described in Form 10-KSB for the year ended December 31, 1997, filed March 6, 1998, Commission File No. 2-73389.
5.0       Opinion  of  Brewer  &  Pritchard,  P.C.
10.1 Agreement and Plan of Reorganization dated December 15, 1997 by and between UNICORP, Inc., The Laissez-Faire Group, Inc., and L. Mychal Jefferson II with respect to the exchange of all of the shares owned by L. Mychal Jefferson II in The Laissez-Faire Group, Inc. for an amount of shares of UNICORP, Inc. equal to 94 percent of the issued and outstanding shares of its capital stock, described in Exhibit "1" to Form 8-K for the Registrant dated February 13, 1998 and filed
          February  18,  1998.
10.2 Agreement of Purchase and Sale of Assets effective as of January 1, 1998 by and between UNICORP, Inc. and Equitable Assets Incorporated with respect to purchase of 58,285.71 tons of Zeolite, described in Exhibit "1" to Form 8-K for the Registrant dated March 1, 1998 and filed April 9, 1998.
10.3 Option to Acquire the Outstanding Stock of Whitsitt Oil Company, Inc. effective as of January 1, 1998 by and between UNICORP, Inc. and AZ Capital, Inc., described in Exhibit "2" to Form 8-K for the Registrant dated March 1, 1998 and filed April 9, 1998.
10.4 Agreement and Plan of Reorganization dated March 1, 1999 by and between UNICORP, Inc., The Auto Axzpt.com Group, Inc. , and R. Noel Rodriguez with respect to the exchange of all of `the shares owned by the shareholders in The Auto Axzpt.com, Inc. for shares of UNICORP, Inc., described in Exhibit 2 to Form 8-K for the Registrant dated
          March  1,  1999  and  filed  April  7,  1999.
10.5 Agreement dated as of March 23, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Opportunity Acquisition Company described in Exhibit 10.6 to Registrant's Form 10-QSB for the period ending March 31, 2001and filed April 16, 2002.
10.6 July 31, 2001 First Amendment of Agreement dated March 23, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Houston American Energy Corp. described in Exhibit
          10.7 to Registrant's Form 10-QSB for the period ending September 30, 2001 and filed April 16, 2002.
10.7 Exchange Agreement dated July 29, 2004, between Registrant and Affiliated Holdings, Inc. (incorporated by reference to Exhibit 10.7 to Registrants Form 10-QSB for the period ended June 30, 2004).
10.8 Unicorp, Inc. 2004 Stock Option Plan (incorporated by reference to Exhibit A to Registrant's definitive information statement filed on September 1, 2004). *
21.1      Subsidiaries of the Registrant.
23.1      Consent of Brewer & Pritchard, P.C. (included in Exhibit 5).
23.2      Consent of Thomas Leger & Co., L.L.P., independent public accountants
23.3      Consent of  Malone & Bailey, PLLC, independent public accountants
23.4      Consent of  Malone & Bailey, PLLC, independent public accountants

*         Indicates management contract or compensatory plan or arrangement.

          (b)  Reports on Form 8-K.

                    None